Exhibit 10.4.2

ASSET PLEDGE STATEMENT

THIS ASSET PLEDGE STATEMENT (the “Statement”) is made as of November 29, 2006, by GENE PHARMACEUTICALS, LLC., a Nevada Limited-Liability Company (“Gene”).

NOW, THEREFORE, in consideration of the foregoing premises, terms, covenants, and conditions hereinafter set forth, Gene states as follows: Gene hereby grants Cobalis the right to assign the intellectual property as described in Attachment “A” to Cornell Capital Partners, LP of San Diego, CA:

A.     Gene is a pharmaceutical company engaged in the business of researching, developing, manufacturing and marketing a dietary supplement product for the treatment of the symptoms of allergic diseases such as allergic rhinitis (aka hay fever) and atopic asthma (the “Business”).

B.     Gene has owned certain intellectual property, including issued US and pending US and Patent Cooperation Treaty (PCT) patents, acquired or used in connection with the Business, as listed in Attachment “A”.

C.     Gene has transferred to Cobalis Corp. (formerly known as BioGentec Incorporated), substantially all of the intellectual property and/or assets, including those patents described in Attachment “A”. The transference of which was documented and memorialized, in an Asset Purchase Agreement dated Nov. 22, 2000 between Gene Pharmaceuticals, LLC (formerly known as Allergy Limited, LLC); in a Memorandum of Agreement dated Dec. 19, 2002 between Gene and BioGentec Incorporated; and in a Memorandum of Understanding dated Feb. 20, 2004 said three documents are hereby incorporated herein by reference.

C. 1.    The Asset Purchase Agreement dated Nov. 22, 2000 between Gene Pharmaceuticals, LLC included the following: Purchased Assets: Cobalis (“Buyer”) hereby agrees to purchase from Gene (“Seller”), and Seller hereby agrees to sell, transfer and assign to Buyer, free and clear of any and all liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts, mortgages, and any other adverse interests of any kind whatsoever (other than those securing any Assumed Obligations), certain assets of the Seller, in which Seller has right, title and interest, used in connection with the Business (collectively referred to herein as the “Purchased Assets”). The Purchased Assets shall include, but shall not be limited to, the following:

(a)     Tangible personal property including but not limited to all directories, publications, lists, products, marketing and promotional materials, files, books, compilations of names, equipment, tools, machines, machine and electric parts, and supplies that are used and have been acquired or developed in connection with the Business, wherever located, owned or used by Seller, including Seller’s rights therein, all of which are identified on Schedule 1.1(a) attached hereto and shall be delivered by or on behalf of Seller to Buyer at or prior to the Closing (collectively, the “Tangible Assets”);

(b)     All rights in and to any requirements, processes, formulations, methods, technology, know-how, formulae, trade secrets, trade dress, designs, inventions and other proprietary rights and all documentation embodying, representing or otherwise describing any of the foregoing, owned or held by Seller in connection with the Business all of which are set forth in Schedule 1.1(b)) and referred to herein as "Intangible Property Rights"; All patents, copyrights, trade names, trademarks, including the ability to trademark, and service marks of Seller including, but not limited to, the ability to trademark the name of the dietary product, “Immun-Eeze,” the Business name, Allergy Limited, and the Business Website, www.allergylimited.com used in the Business, all of which are set forth in Schedule 1.1(b), and all applications therefore, and all documentation embodying, representing, or otherwise describing any of the forgoing.

C. 2.   The Memorandum of Agreement dated Dec. 19, 2002 between Gene and BioGentec Incorporated included the following sections:

III C. No party may assign this Agreement or their rights thereunder, nor delegate their respective duties hereunder, without the written consent of the other party.

II A. The Purchase price shall be the sum of all amounts previously paid by Buyer to Seller, under the previously executed Asset Purchase Agreement, plus the sum of Four Million Dollars represented by the issuance from Buyer to Seller of Two Million fully paid and non-assessable shares of common stock in BioGentec, Incorporated as of the date of this Agreement at $2.00 per share plus a royalty calculated as one and one half percent (1.5%) of the Gross Sales of the Product (as defined in the previously executed Asset Purchase Agreement).

C. 3.    The Memorandum of Understanding dated Feb. 20, 2004 included the following: The royalty of 1.5% as described in the Memorandum of Agreement dated Dec. 19, 2002 shall be amended to include a survivability clause in the case of BioGentec (i.e. Cobalis) being acquired. The same amendment will include a Royalty Buy-Out formula that can be exercised by a potential suitor.

In light of the abovementioned Agreements and Understanding, all parties understand and agree that each of the aspects of the abovementioned Agreements and Understanding between Gene and Cobalis, for example, the Option Purchase Agreements for Armstrong and the Employment Agreement for Armstrong will survive or otherwise remain intact and this Statement in no way confers any right to assign the intellectual property as described in Attachment “A” to a third party, which includes but is not limited to, a large pharmaceutical company which is in a position to market the allergy treatment, PreHistin.

Additionally, it is noted that fees are periodically due to the US Patent and Trademark Office (USPTO) and to foreign patent offices to keep issued patents current so as not to have the patents described in Attachment “A” deemed abandoned or otherwise invalid due to non-payment and that the ongoing prosecution of pending patents will require additional expenses and patent attorney work.

In the event some or all of the patents described in Attachment “A” are released back to Cobalis from Cornell, Cobalis understands and agrees that the right for Cobalis to assign those patents to some other party will revert back to being governed by the current abovementioned Agreements and Understanding.

By vertue of executing a Convertible Debenture agreement with Cornell in which the patents described in Attachment “A” are involved, Cobalis agrees to the the terms of this Statement.

The above is signed and agreed to on November 30, 2006 in Irvine, CA by:

Ernest T. Armstrong as Managing Member, Gene Pharmaceuticals, LLC

ATTACHMENT “A”

US Patent #6,255,294 "Cyanocobalamin Treatment in Allergic Disease"

US Patent #5,135,918 "Method for Decreasing Reaginic Antibody Levels"

European Union Patent # EP1128835

Australian Patent #771728

Japanese Patent Pending P2002-533399A

Canadian Patent Pending 2,358,054

Mexican Patent Pending 2001-006297

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